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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-60540 and 333-05501) and on Forms S-8 (Nos. 333-86966, 333-63293, 333-35073, and 33-49747) of The TJX Companies, Inc. of
our report dated February 24, 2004, except as to the amendment to the 364-day credit facility described in Note C which is as of March 19, 2004, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Boston, Massachusetts
March 31, 2004                               /s/ PricewaterhouseCoopers LLP